EXHIBIT 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned V.F. Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (“VF”), and the undersigned directors and officers of VF hereby constitute and appoint M.J. McDonald and C.S. Cummings, and each of them, severally, his or her true and lawful attorneys and agents at any time and from time to time to do any and all acts and things and execute in his or her name (whether on behalf of VF, or by attesting the seal of VF or otherwise), any and all instruments and documents which said attorneys and agents, or any of them, may deem necessary or advisable and may be required to enable VF and the Retirement Savings Plan for Salaried Employees (the “Plan”) to comply with the Securities Act of 1933 and any rules, regulations or requirements of the Securities and Exchange Commission (“Commission”) in respect thereof, in connection with the Plan and shares of Common Stock of VF offered pursuant to or in connection with the Plan, including specifically, but without limiting the generality of the foregoing, power of attorney to sign the name of VF and affix the corporate seal and to sign the names of the undersigned directors and officers to all registration statements, and all amendments and supplements thereto, on Form S-8 or S-8/S-3 or on any other appropriate Form, hereafter filed with the Commission and all instruments or documents filed as a part thereof or in connection therewith, and each of the undersigned hereby ratifies and confirms all that said attorneys, agents, or any of them, shall do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has subscribed to these presents as of the 18th day of October, 2006.

ATTEST:	V.F. CORPORATION

/s/ Candace S. Cummings	By:	/s/ Mackey J. McDonald

Candace S. Cummings Vice President — Administration, General Counsel and Secretary		Mackey J. McDonald Chairman and Chief Executive Officer

Principal Executive Officer:	Principal Financial Officer:

/s/ Mackey J. McDonald	/s/ Robert K. Shearer

Mackey J. McDonald Chairman and Chief Executive Officer	Robert K. Shearer Senior Vice President and Chief Financial Officer

Principal Accounting Officer:

/s/ Bradley W. Batten Bradley W. Batten Vice President — Controller and Chief Accounting Officer

/s/ Juan Ernesto de Bedout	/s/ Edward E. Crutchfield

Juan Ernesto de Bedout, Director	Edward E. Crutchfield, Director

/s/ Barbara S. Feigin	/s/ Ursula O. Fairbairn

Barbara S. Feigin, Director	Ursula O. Fairbairn, Director

/s/ Daniel R. Hesse	/s/ George Fellows

Daniel R. Hesse, Director	George Fellows, Director

/s/ W. Alan McCollough	/s/ Robert J. Hurst

W. Alan McCollough, Director	Robert J. Hurst, Director

/s/ M. Rust Sharp	/s/ Mackey J. McDonald

M. Rust Sharp, Director	Mackey J. McDonald, Director

/s/ Clarence Otis, Jr.	/s/ Raymond G. Viault

Clarence Otis, Jr., Director	Raymond G. Viault, Director